Exhibit 99.1

ConnectM Releases 2025 Annual Shareholder Letter Highlighting Turnaround From $50 Million Deficit to Positive Equity

MARLBOROUGH, Mass., December 8, 2025 (GLOBE NEWSWIRE) – ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today released its 2025 annual shareholder letter, highlighting its progress in moving from a roughly $50 million stockholders’ deficit to positive equity, restoring OTCQB trading status, delivering strong year-over-year revenue growth, and advancing its Keen Labs Energy Intelligence Network through a combination of organic initiatives and strategic acquisitions.

Dear Shareholders,

As we approach the close of the 2025 fiscal year, we want to take a moment of heartfelt gratitude to both thank you for joining us on our journey and to inform you of some of our many notable accomplishments this year.

When we took ConnectM public via a de-SPAC in 2024, we described it as a constellation of technology-driven businesses powering the modern energy economy. Over the last eighteen months, that constellation has navigated a period of significant turbulence and challenge, but this letter highlights how we stabilized the business, what we have accomplished in 2025, and how we intend to compound your capital over the coming years.

Where We Started

Shortly after the de-SPAC:

•	More than 99% of SPAC shares were redeemed, leaving us with limited cash and float.
•	We carried an initial stockholders’ deficit of roughly $50 million.
•	Through the first half of 2025, we struggled with listing requirements, ultimately lost our Nasdaq listing, and were eventually relegated to the OTC Expert Market with minimal liquidity and visibility.

That is not the first half of the year that any of us envisioned. Yet, it is the one we had.

What We Accomplished in the Back Half of 2025

Against a challenging backdrop, the team focused on a simple, hard agenda: get current, get credible, and get growing.

1. Moving from deficit to positive equity, the Company

•	Retired or exchanged more than $10 million of debt and derivative liabilities year-to-date.

•	Eliminated derivative overhang and removed a senior secured lien that constrained our financing options.
•	Moved from an initial $50 million stockholders’ deficit to positive stockholders’ equity (approximately $750K on a pro forma basis including recent acquisitions).

We are not declaring victory on the balance sheet, but we have gone from a highly stressed post-SPAC story to a company with a cleaner, though still modest, equity base and a significantly simplified capital structure.

2. Growing the top line while cleaning up the bottom

•	Q3 2025 revenue grew 45% year-over-year to $8.7 million.
•	Year-to-date revenue through Q3 grew 60% to $26.2 million.
•	Quarterly net loss improved to approximately $1.0 million, even as we absorbed public company costs and integration expenses.

Many companies temporarily “fix” their capital structure by shrinking the business. We chose the harder path: grow the business while cleaning it up.

3. Restoring market access and credibility

•	Filed our delinquent SEC reports and are now current in our financial reporting.
•	Moved from the OTC Expert Market back to the OTC Pink Market and then, in October, uplisted to the OTCQB Venture Market under the symbol CNTM.
•	Preparing for an uplisting to a major U.S. exchange when conditions and requirements align.
•	Increased combined ownership by the top 10 holders and insiders from roughly 40% at the start of 2025 to over 70% by year-end, a strong vote of confidence in the business and alignment with other shareholders.

We are still early in this journey, and are now a visible, tradable security again with gaining volume momentum heading into 2026.

Building the ConnectM Constellation

While repairs were underway on the hull, we did not stop building the ship. In fact, some of the work that I am most proud of comes from how our operating teams handled our challenges and executed meticulously through the rough waters.

Keen Labs and the Energy Intelligence Network

We formalized Keen Labs as our AI and technology subsidiary, focused on the “brains” of the energy-intelligent future:

•	Launched and integrated Keen Labs to develop AI-powered control, industrial IoT and battery systems.

•	Acquired Amperics, adding next-generation hybrid battery technology that we believe can support virtual power plants and AI-intensive data centers.
•	Completed the acquisition of Geo Impex & Logistics, securing a regulatory-approved site for an AI-driven data center and multimodal logistics park.

These assets, combined with our existing capabilities, position us as an enabler for AI hyperscalers, distributed energy networks and backup power solutions — not just a traditional services business.

Strengthening our service and infrastructure backbone

Alongside Keen Labs, we continued to expand the “muscle and bones” of the constellation:

•	Completed the acquisition of Air Temp Service Co., deepening our HVAC service network.
•	Completed the acquisition of Cambridge Energy Resources in India, broadening our distributed and telecom-energy footprint.
•	Formed StarConnectM LLP, a joint venture with Star Engineers in India, to build AI-powered connected vehicle platforms on Keen Labs’ smart mobility technology.
•	Signed an initial $1.7 million distribution agreement with Greentech Renewables to scale Keen Smart Heat Pumps across its U.S. dealer network.

In plain English: we now own and operate a set of businesses that install, service, connect and intelligently manage energy and infrastructure assets in the field, with a technology stack that increasingly ties them together.

How We Think About Capital and 2026

Shareholders should judge us primarily on per-share value creation over time, not on headlines or quarterly noise. Our capital allocation priorities remain:

•	Maintain solvency and flexibility first – no strategy survives a liquidity crisis.
•	Invest in high-return organic growth – particularly within Keen Labs and our service networks where we see attractive unit economics.
•	Pursue disciplined acquisitions – where we understand the business and can add operational or technological leverage.
•	Simplify and lower the cost of capital – continued liability reduction and, over time, improving our listing status.

In 2026, our focus will be on execution rather than reinvention. In particular, we are:

•	Expanding Keen Labs’ pipeline with utilities, data center operators and AI-adjacent customers.
•	Integrating Amperics, Geo Impex, and Cambridge Energy to improve margins and cross-sell the broader ConnectM offering.
•	Prioritizing a measured M&A pipeline that fits our capabilities, rather than chasing scale for its own sake.

Closing Thoughts

Very few companies make it back from the Expert Market with a stronger business than when they arrived. We have not yet earned the right to be mentioned in the same breath as the great compounders, but I am proud that we faced a difficult reality head-on and made tangible progress in 2025.

To our employees: you continued to serve customers, ship products and close deals while the share price and capital structure were in flux. To our shareholders: you gave us the time and support to repair the balance sheet and invest in the future rather than liquidate the past.

My commitment to you is straightforward: we will allocate capital with discipline, communicate with candor, and focus relentlessly on long-term per-share value, not short-term optics.

Thank you for your continued trust as we build this constellation together as we move forward in 2026.

Sincerely,

Bhaskar Panigrahi

Chairman & Chief Executive Officer

ConnectM Technology Solutions, Inc.

About ConnectM Technology Solutions, Inc.

ConnectM is a constellation of technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics and technology subsidiary Keen Labs, the Company delivers AI-powered electrification, distributed energy, last-mile delivery and industrial IoT solutions to customers worldwide. For more information, visit www.connectm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1 617-395-1333

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